                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Equity Inns, Inc. on Form S-8 of our report dated January 23, 1997, except as to Note 10 for which the date is February 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Equity Inns, Inc., as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and for the period from March 1, 1994 (inception of operations) through December 31, 1994, which report is included in Equity Inns, Inc. Annual Report on Form 10-K.


                                          COOPERS & LYBRAND, L.L.P.





Memphis, Tennessee
April 10, 1997